UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2009 (January 9, 2009)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

HRPT Properties Trust, or the Company, today announced a new quarterly common share distribution rate of $0.12 per share ($0.48 per share, per year).  The new quarterly common distribution rate represents a reduction from the quarterly distribution rate of $0.21 per share ($0.84 per share, per year) previously paid by the Company.  The next quarterly distribution of $0.12 per share is expected to be paid on or about February 22, 2009 to the holders of record of the Company’s common shares on January 20, 2009.

The Company also announced that its board of trustees has approved a program for the repurchase from time to time during the next 12 months of up to $100 million of its common shares.  The Company further stated that, in connection with the program, it intends to enter into a plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to facilitate purchases of its common shares and to assist with compliance with Rule 10b-18 under such Act.  A plan under Rule 10b5-1 allows a company to repurchase its common shares at times when it otherwise might be prevented from doing so under insider trading laws.  A broker selected by the Company will have the authority under the plan to repurchase common shares on the Company’s behalf.  Purchases of common shares under the plan will be subject to specified parameters and certain price, volume and timing constraints.  Accordingly, there can be no assurance as to how many common shares will be purchased.  In addition, the program and the related plan may be suspended or discontinued at any time without prior notice.  The Company intends to use cash on hand and borrowings under its revolving unsecured credit facility to fund any repurchases.

More information regarding the new quarterly common dividend and the share repurchase program is contained in the press release filed as Exhibit 99.1 to this report.

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND THE COMPANY’S CONTROL.  EXAMPLES INCLUDE THE PAYMENT OF DISTRIBUTIONS BY THE COMPANY AND THE POSSIBLE REPURCHASE OF COMMON SHARES BY THE COMPANY.  OTHER EXAMPLES OF THESE FORWARD LOOKING STATEMENTS ARE IDENTIFIED, AND RELATED CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS ARE PROVIDED, IN THE PRESS RELEASE FILED AS EXHIBIT 99.1 TO THIS REPORT.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENTS IN THIS REPORT OR THE PRESS RELEASE. FILED AS AN EXHIBIT HERETO.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits

The Company hereby files the following exhibit:

99.1	Press release dated January 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Dated: January 12, 2009